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                            AGREEMENT OF JOINT FILING


         The parties listed below agree that the Amendment No. 28 to Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of them shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  May 15, 2002

                                     AIMCO PROPERTIES, L.P.
                                     By:  AIMCO-GP, INC.
                                              (General Partner)
                                     AIMCO-GP, INC.
                                     APARTMENT INVESTMENT AND
                                     MANAGEMENT COMPANY
                                     INSIGNIA PROPERTIES, L.P.
                                     By:  AIMCO/IPT, INC.
                                              (General Partner)
                                     AIMCO/IPT, INC.
                                     COOPER RIVER PROPERTIES, L.L.C.
                                     REEDY RIVER PROPERTIES, L.L.C.

                                     By:      /s/ Patrick J. Foye
                                         --------------------------------------
                                              Executive Vice President
                                              of each of the foregoing entities